SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No. )

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Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LIBERTY PROPERTY TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF TRUSTEES AND CONTINUING TRUSTEES
COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Shares Vested
Equity Compensation Plan Information
Payments upon Termination Events, Including Following a Change of Control
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRUSTEE COMPENSATION
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICY FOR APPROVING RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K
Annex A

LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 15, 2008

The 2008 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the “Trust”), will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 15, 2008 at 11:00 a.m., local time, for the following purposes:

1.	To elect four Class II trustees to hold office until the Annual Meeting of Shareholders to be held in 2011 and until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008; and

3.	To transact such other business as may properly come before the meeting.

The Board of Trustees has fixed the close of business on March 20, 2008 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

By Order of the Board of Trustees,

James J. Bowes
Secretary

Malvern, Pennsylvania
April 18, 2008

Please Complete and Return Your Signed Proxy Card

Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2008

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the “Trust” or the “Company”), for use at the Trust’s 2008 Annual Meeting of Shareholders (the “Meeting”) to be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on May 15, 2008 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about April 18, 2008. Only shareholders of record at the close of business on March 20, 2008 (the “Record Date”) shall be entitled to notice of and to vote at the Meeting.

If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the “common shares”) represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees and FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

On the Record Date, the Trust had 92,032,075 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker “non-votes” are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Abstentions and broker “non-votes” will affect each of the proposals described in this proxy as follows:

•	On the proposal to elect four Class II trustees to hold office until the Annual Meeting of Shareholders to be held in 2011 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal.

•	The vote of a majority of all the votes cast at the Meeting is necessary to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal.

Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee. A majority of all votes cast in an election for trustee means that the number of shares voted “for” a nominee for trustee must exceed the number of votes cast as “withheld” from that nominee. In addition, the Trust’s corporate governance policies provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee will then make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in the Board of Trustee’s decision. There is no cumulative voting in the election of trustees.

Also assuming a quorum is present at the Meeting, a majority of the votes cast at the Meeting will be sufficient to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 15, 2008

This proxy statement and our 2007 annual report to shareholders are available at www.libertyproperty.com in the “Investor Relations” section.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 20, 2008 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page 18, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person’s name, except as otherwise noted.

	Number of
	Shares
	Beneficially		Percent of
Beneficial Owner	Owned		Class

William P. Hankowsky	382,490	(1)	*
George J. Alburger, Jr.	566,415	(2)	*
Robert E. Fenza	438,159	(3)	*
James J. Bowes	276,098	(4)	*
Michael T. Hagan	52,805	(5)	*
Frederick F. Buchholz	56,995	(6)	*
Thomas C. DeLoach, Jr.	43,803	(7)	*
Daniel P. Garton	21,902	(8)	*
J. Anthony Hayden	116,268	(9)	*
M. Leanne Lachman	65,006	(10)	*
David L. Lingerfelt	78,439	(11)	*
Jose A. Mejia	4,905	(12)	*
John A. Miller	58,448	(13)	*
Stephen B. Siegel	36,813	(14)	*
Cohen & Steers, Inc.	10,704,625	(15)	11.6%
Morgan Stanley	7,361,207	(16)	8.0%
Barclays Global Investors, NA	7,349,008	(17)	8.0%
The Vanguard Group, Inc.	5,530,904	(18)	6.0%
Abbey National Securities	4,875,600	(19)	5.3%
ING Groep N.V.	4,612,729	(20)	5.0%
All trustees and executive officers as a group (14 persons)	2,198,546	(21)	2.3%

*	Represents less than one percent of class.

(1)	Includes 276,269 common shares subject to options exercisable within 60 days after March 20, 2008.

(2)	Includes 441,135 common shares subject to options exercisable within 60 days after March 20, 2008.

(3)	Includes 176,756 common shares subject to options exercisable within 60 days after March 20, 2008 and 195,043 common shares issuable upon exchange of units of limited partnership interest (“Units”) of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership”) which, as of December 31, 2007, was 95.6% owned by the Trust. Also includes 700 common shares, held by Mr. Fenza as custodian for his children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership. Includes 110,000 Units pledged by the beneficial owner as security for loans.

(4)	Includes 245,793 common shares subject to options exercisable within 60 days after March 20, 2008.

(5)	Includes 17,305 common shares subject to options exercisable within 60 days after March 20, 2008 and 14,491 common shares issuable upon exchange of Units.

(6)	Includes 28,500 common shares subject to options exercisable within 60 days after March 20, 2008.

(7)	Includes 6,000 common shares subject to options exercisable within 60 days after March 20, 2008.

(8)	Includes 18,500 common shares subject to options exercisable within 60 days after March 20, 2008.

(9)	Includes 38,500 common shares subject to options exercisable within 60 days after March 20, 2008. Includes 30,000 common shares pledged by the beneficial owner as security for loans.

(10)	Includes 28,500 common shares subject to options exercisable within 60 days after March 20, 2008.

(11)	Includes 38,500 common shares subject to options exercisable within 60 days after March 20, 2008 and 30,674 common shares issuable upon exchange of Units. Also includes 415 common shares held by trusts for the benefit of Mr. Lingerfelt’s children, as to which Mr. Lingerfelt disclaims beneficial ownership.

(12)	Includes 3,500 common shares subject to options exercisable within 60 days after March 20, 2008.

(13)	Includes 38,500 common shares subject to options exercisable within 60 days after March 20, 2008.

(14)	Includes 5,000 common shares subject to options exercisable within 60 days after March 20, 2008.

(15)	As of December 31, 2007, Cohen & Steers, Inc. (“Cohen & Steers”) had sole dispositive power and sole voting power over 10,704,625 and 10,047,969 common shares, respectively. This information is based solely on a review of a Schedule 13G/A filed by Cohen & Steers with the Securities and Exchange Commission. Cohen & Steers’ address is 280 Park Avenue, 10th Floor, New York, NY 10017.

(16)	As of December 31, 2007, Morgan Stanley had sole dispositive power and sole voting power over 7,361,207 and 4,412,210 common shares, respectively. This information is based solely on a review of a Schedule 13G/A filed by Morgan Stanley with the Securities and Exchange Commission. Morgan Stanley’s address is 1585 Broadway, New York, NY 10036.

(17)	As of December 31, 2007, Barclays Global Investors, NA and certain of its affiliates (“Barclays”) had sole dispositive power and sole voting power over 7,349,008 and 6,271,736 common shares, respectively. These entities expressly disclaim “group” status, as defined in Rule 13d-1 under the Exchange Act. This information is based solely on a review of a Schedule 13G filed by Barclays with the Securities and Exchange Commission. Barclays’ address is 45 Fremont Street, San Francisco, CA 94105.

(18)	As of December 31, 2007, The Vanguard Group, Inc. (“Vanguard”) had sole dispositive power and sole voting power over 5,530,904 and 37,352 common shares, respectively. This information is based solely on a review of a Schedule 13G/A filed by Vanguard with the Securities and Exchange Commission. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(19)	As of December 31, 2007, Abbey National Securities Inc. (“Abbey”) had sole dispositive power and sole voting power over 4,875,600 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Abbey with the Securities and Exchange Commission. Abbey’s address is 400 Atlantic Street, Stamford, CT 06901.

(20)	As of December 31, 2007, ING Groep N.V. had sole dispositive power and sole voting power over 4,612,729 common shares. This information is based solely on a review of a Schedule 13G/A filed by ING Groep, N.V. with the Securities and Exchange Commission. ING’s address is Amstelveenseweg 500, 1081KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands.

(21)	Includes 1,362,757 common shares subject to options exercisable within 60 days after March 20, 2008 and 240,208 common shares issuable upon exchange of Units. Includes 140,000 common shares pledged by the beneficial owners as security for loans, of which 110,000 are common shares issuable upon exchange of Units pledged by the beneficial owner as security for loans.

ELECTION OF TRUSTEES AND CONTINUING TRUSTEES

In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at ten. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Four Class II trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2011 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

The following is a brief description of the nominees for election as trustee and of the other continuing trustees of the Trust.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Class II Trustees with Terms to Expire in 2011

Frederick F. Buchholz, age 62, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate’s New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. Mr. Buchholz is a member of the Appraisal Institute and is a member of the Board of Trustees of GMH Communities Trust (NYSE:GCT) and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

Thomas C. DeLoach, Jr., age 60, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in a Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red Horse Racing II, LLC since 2005. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG).

Daniel P. Garton, age 50, has served as a trustee of the Trust since December 2001. Since September 2002, Mr. Garton has served as Executive Vice President-Marketing of AMR Corporation’s American Airlines unit. In that position, Mr. Garton oversees American Airlines’ activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998 and served as President of American Eagle Airlines for three years beginning in July 1995. American Eagle Airlines is a wholly owned subsidiary of AMR Corporation. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President-Financial Planning and

Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines.

Stephen B. Siegel, age 63, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman of Global Brokerage Services of CB Richard Ellis, one of the world’s premier full service real estate companies. Prior to its merger with CB Richard Ellis, Mr. Siegel was the Chairman and Chief Executive Officer of Insignia/ESG, Inc., one of the premier commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the President and Chief Executive Officer of Insignia/ESG, Inc.’s predecessor company, Edward S. Gordon Company (“ESG”), in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, including as Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the General Chairman of the Association for the Help of Retarded Children. In addition, Mr. Siegel is the President of the Board of the American Friends of Rabin Medical Center, and is a board member for the City Center 55th Street Theater Foundation and the Greater New York Council of the Boy Scouts of America.

Continuing Class III Trustees with Terms to Expire in 2009

William P. Hankowsky, age 57, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation (“PIDC”) from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia’s economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Philadelphia Convention and Visitors Bureau, Innovation Philadelphia, Philadelphia Shipyard Development Corporation, Philadelphia Board of Trade and the Kimmel Center for the Performing Arts.

David L. Lingerfelt, age 55, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is a Vice President and Commercial Counsel of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt was an attorney in private practice specializing in commercial transactions. Mr. Lingerfelt has previously served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport. Mr. Lingerfelt is currently the Director of the Reverse Exchange Division for LandAmerica 1031 Exchange Services.

John A. Miller, age 80, has served as a trustee of the Trust since May 1995. Mr. Miller retired in July 1997 from the Board of Trustees of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Boards of Directors, including those of BetzDearborn, Bryn Mawr Hospital, Guarantee Reassurance Corp., CoreStates Financial Corp., CoreStates Bank N.A and the National Constitution Center.

Jose A. Mejia, age 47, has served as a trustee of the Trust since June 2005. Mr. Mejia is Co-Chairman of Univa Capital, a privately owned holding company which invests in various sectors including real estate, infrastructure management, entertainment and healthcare. Prior to joining Univa on a full-time basis, Mr. Mejia was the Executive Vice President of Operations for Spansion, Inc., a leading Flash memory solutions provider. Prior to joining Spansion in 2006, Mr. Mejia served in several executive positions with Lucent Technologies, including as President of Lucent’s Supply Chain Networks where he oversaw all aspects of the company’s supply chain. He joined Lucent in 1999, and previously held executive positions in supply chain management and planning at Nortel Networks, Bay Networks, Ford Motor Company, IBM and Owens Illinois. Mr. Mejia also serves on the boards of the Pella

Corporation and the Smithsonian Institute — Latino Center. He is also a member of the board of advisors for the Fuqua School of Business at Duke University.

Continuing Class I Trustees with Terms to Expire in 2010

J. Anthony Hayden, age 64, has served as a trustee of the Trust since June 1994. Mr. Hayden is Chairman of Hayden Real Estate Investments, LLC, a privately-held commercial real estate investment and acquisition firm. Prior to forming Hayden Real Estate Investments, LLC Mr. Hayden was Chairman of Beacon Commercial Real Estate LLC. The company was formed as Hayden Real Estate in 1996. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Trustees. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the Mid-Atlantic/Mid-West region. Mr. Hayden is a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. In the past he has served on the boards of Pierce Leahy Corporation, Founders Bank and TeleSpectrum Worldwide. Mr. Hayden currently serves on the boards of a variety of not-for-profit entities, including LaSalle University.

M. Leanne Lachman, age 65, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. Ms. Lachman has specialized in real estate investment management for institutions since 1987. Prior to her employment with Lend Lease Real Estate Investment, Ms. Lachman served as a Managing Director for Boston Financial and Schroder Real Estate Associates. Ms. Lachman is a director of Lincoln National Corporation and Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation. Additionally, Ms. Lachman is an Executive-in-Residence at Columbia Business School.

Additional Executive Officers

George J. Alburger, Jr., age 60, became Chief Financial Officer and Treasurer of the Trust in May 1995. Effective October 24, 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger was formerly a Senior Manager with PriceWaterhouse, LLP.

Robert E. Fenza, age 51, has served as an Executive Vice President of the Trust since March 1994, with principal responsibility for operations, property management and asset management. Effective April 1, 2000, Mr. Fenza assumed the additional title of Chief Operating Officer of the Trust. Mr. Fenza joined Rouse & Associates in 1984. Mr. Fenza serves on the Board of the Charter High School for Architecture and Design in Philadelphia. Mr. Fenza also chairs the Advisory Board for the College of Arts & Architecture at the Pennsylvania State University and is a member of the Advisory Board for FM Global, a leading provider of commercial property insurance and risk management services.

James J. Bowes, age 54, has served as General Counsel and Secretary of the Trust since December 1996. Mr. Bowes joined the Trust from the law firm of Blank Rome LLP, where he was a partner in the Corporate Department. Prior to joining Blank Rome, he served with the Securities and Exchange Commission.

Michael T. Hagan, age 50, has served as Chief Investment Officer of the Trust since May 2005. Mr. Hagan joined the Trust in 1989 and has served the Trust in a number of capacities, including, prior to his appointment as Chief Investment Officer, as Senior Vice President — Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.

Committees of the Board of Trustees

Audit Committee.  The Board’s Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board’s Audit Committee currently consists of four independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. DeLoach (Chair), Garton and Miller and Ms. Lachman. Mr. DeLoach is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee met 10 times, including five by teleconference, during the last fiscal year. See “Report of the Audit Committee.”

Compensation Committee.  The Board’s Compensation Committee is empowered to determine compensation for the Trust’s executive officers and to administer the Trust’s Amended and Restated Share Incentive Plan. Members of the Compensation Committee are Ms. Lachman (Chair) and Messrs. Buchholz, DeLoach and Mejia, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Compensation Committee met six times, including one by teleconference, during the last fiscal year. See “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. The Corporate Governance and Nominating Committee has and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under “Corporate Governance — Shareholder Nominations for Trustees.” Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

The members of the Corporate Governance and Nominating Committee are Messrs. Buchholz (Chair), Hayden, Mejia and Miller. All of the members of the Corporate Governance and Nominating Committee are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met six times during the last fiscal year. See “Report of the Corporate Governance and Nominating Committee.”

Committee Charters

Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the “Investor Information” section of the Trust’s web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees’ Attendance at Meetings

The Board of Trustees held eight meetings last year, including three by teleconference, and held four informational calls. Except for Mr. Garton, each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.

Trustees’ Compensation

The 2008 compensation policy for trustees who are not also officers and full-time employees of the Trust is the same as the policy that was in place in 2007. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares with a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

2007 Compensation

General

As is its practice, our Compensation Committee made its final compensation determinations for 2007 at a meeting held early the following year, in this case on March 27, 2008. This meeting followed several preliminary meetings of the Compensation Committee regarding 2007 compensation that were held during 2007 and early in 2008. These determinations include final determinations of cash bonuses and long-term incentive awards. At the same meeting, the Compensation Committee set base salaries and bonus and long-term incentive targets for 2008.

Compensation Objectives

The compensation paid or awarded to our named executive officers for 2007 was designed to meet the following objectives:

•	Provide competitive levels of compensation for executive officers, taking into account the size of our company and the compensation paid by members of a peer group consisting of a selected group of REITs in our market sectors. We refer to this objective as “competitive compensation.”

•	Create a compensation structure under which a meaningful portion of total compensation relates to the Trust’s actual performance, including long-term performance. We refer to this objective as “performance incentives.”

•	Encourage the aggregation and maintenance of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of executive officers to those of the Trust’s shareholders by linking a portion of executive compensation directly to increases in shareholder value. We refer to this objective as “stakeholder incentives.”

•	Provide compensation and benefits that will attract, motivate and retain superior talent over the long-term. We refer to this objective as “retention incentives.”

We fashioned various components of our 2007 compensation payments and awards to meet these objectives as follows:

Type of Compensation	Objectives Addressed

Salary	Competitive Compensation
Bonus	Performance Incentives Competitive Compensation Retention Incentives
Long-Term Incentive Compensation — Restricted Share Awards and Options to Purchase Shares	Stakeholder Incentives Competitive Compensation Retention Incentives Performance Incentives

Determination of Competitive Compensation

In assessing competitive compensation, we relied on data provided to us by our independent compensation consultant, Towers Perrin. The compensation consultant provides this data to us on a regular basis. The compensation consultant employed its standard methodology to develop competitive compensation levels for seasoned executives having similar responsibilities, using comparative industry data derived from its executive compensation database, the NAREIT Compensation Survey and proxy data from a peer group consisting of certain office and industrial REITs. We believe that data regarding this peer group is useful with regard to an assessment of compensation for our named executive officers because it lends itself to a useful analysis of industry practices and to comparisons as to individual positions. The REITs that comprised the peer group for making decisions with respect to annual bonus and long-term incentive compensation are generally those that appear in the NAREIT Index as either “office,” “industrial” or “mixed,” subject to an appropriate market capitalization threshold. These REITs are listed below:

Alexandria Real Estate Equities, Inc.	Franklin Street Properties Corp.
AMB Property Corporation	Highwoods Properties, Inc.
BioMed Realty Trust, Inc.	HRPT Properties Trust
Boston Properties, Inc.	Kilroy Realty Corporation
Brandywine Realty Trust	Mack-Cali Realty Corporation
Corporate Office Properties Trust	Maguire Properties, Inc.
Cousins Properties Incorporated	Parkway Properties, Inc.
DCT Industrial Trust	ProLogis
Douglas Emmett, Inc.	PS Business Parks, Inc.
Duke Realty Corporation	SL Green Realty Corp.
Eastgroup Properties, Inc.	Washington Real Estate Investment Trust
First Industrial Realty Trust, Inc.

We have historically sought to maintain named executive officers’ salaries at or below the median of salaries for comparable executives based on trailing proxy data. Additionally, we have set our bonus and long-term incentive targets for named executive officers based on a review of the same type of data noted in the preceding paragraph. We check annually to see if our total cash compensation and total direct compensation are in line with the aforementioned industry data.

A comparison in early 2007 of the data to the Company’s 2006 salaries and target 2007 compensation indicated that:

•	In general, salaries for certain named executive officers were below market.

•	In general, total cash compensation and total direct compensation were below market.

•	In general, the bonus and long-term incentive targets for named executive officers were below market.

Salaries

Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by peer group members. Changes in individual base salaries are based in part on the review of the report prepared by the independent compensation consultant, which included a review of peer group practices and other compensation data, as well as the individual’s responsibility, experience and performance and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually. Based on the considerations described above, we adjusted the salaries of our named executive officers in early 2007 as follows:

Name	Salary*

William P. Hankowsky	$525,000
George J. Alburger, Jr.	$400,000
Robert F. Fenza	$370,000
James J. Bowes	$325,000
Michael T. Hagan	$320,000

*	Salary increases were approved on March 19, 2007, to be effective January 1, 2007.

As a result of these adjustments, all named executive officers’ salaries were within a range deemed appropriate by the Compensation Committee for comparable executives derived from the peer group discussed above, and in consideration of the individual’s performance and experience.

The salaries of the named executive officers were not adjusted in 2008.

Annual Bonus Program

While the principal objective of our annual non-equity incentive compensation program, which we refer to as our annual bonus program, is to provide a short-term performance incentive, we nevertheless consider competitive factors, including total cash compensation of peers.

For 2007, each named executive officer was eligible for a cash bonus award equal to a specified percentage of the officer’s annual salary (the “Base Bonus Percentage”) multiplied by a percentage (the “Bonus Multiplier”). For 2007, Base Bonus Percentages were 105% for the Chief Executive Officer and 85% for the other named executive officers. The achievement of the bonus was based on a three-part formula. The first part of the formula measured growth in the Trust’s Funds from Operations per common share (“FFO”) relative to the corresponding performance of a peer group for 2007 determined by the Committee (the “Peer Group”). With respect to this goal, the Trust’s actual FFO growth for 2007 was 1.9%. The Peer Group’s average FFO growth for the period was 1.9%. The second part of the formula measured the Trust’s performance against a broad group of operational metrics approved by the Committee, including performance against projected FFO, earnings per common share, net operating income and general and administrative expenses, as well as execution of the Trust’s capital plan. With respect to these measures, the goals pre-established by the Committee for 2007, and the actual performance by the Trust for the period, were as follows: FFO per common share (projected $3.10-$3.25; actual $3.18); earnings per common share (projected $2.16-$2.74; actual $1.80); net operating income (target $398.0 million; actual $398.35 million); general and administrative expenses (target $49.0 million; actual $53.5 million); and execution of the Trust’s capital plan, as to which actual performance exceeded target with respect to goals for acquisitions, dispositions, development and equity and debt financing activities. The third part of the formula measured individual performance relative to established goals approved by the Committee. To determine the bonus, the Committee applied an 80% weighting to the first two parts of the formula and a 20% weighting to the third part of the formula.

The Committee, after considering the factors discussed above, made the following annual bonus awards to the named executive officers for 2007:

Name	Amount

William P. Hankowsky	$496,912
George J. Alburger, Jr.	$323,000
Robert E. Fenza	$297,480
James J. Bowes	$261,462
Michael T. Hagan	$257,632

Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. These shares are subject to restrictions on sale for one year after issuance. We believe that this inducement encourages share ownership, further aligns employee and shareholder interests and further supports our objective of retention, since the shares are restricted. Dividends are paid on common shares issued pursuant to such awards for 2007 performance and contractual restrictions on sale related to such awards will expire on March 28, 2009.

The annual bonus award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the named executive officer in cash appears in the “Non-Equity Incentive Plan Compensation” column, while the portion which the named executive officer elected to take in shares appears in the “Share Awards” column.

Long-Term Incentive Program — Equity-Based Compensation

Historically, the Compensation Committee has operated a long-term incentive compensation (“LTI”) program for named executive officers, which is linked directly to relative total shareholder return (“TSR”). Under this program, the LTI awards made to named executive officers were derived from the Company’s TSR measured against a peer group determined by the Compensation Committee, with the amount of the award varying with relative performance.

While ultimately, as discussed below, the Compensation Committee elected not to make awards under this program, it was in place for 2007. Under this program, each named executive officer would be eligible pursuant to our LTI program to receive an LTI payment that is a function of salary, with each named executive officer able to earn a specified percentage of salary (215% for chief executive officer and 130% for chief operating officer, chief financial officer, chief investment officer and chief legal officer). The LTI payment was typically made in a combination of restricted shares and options, with an approximate 80%/20% split favoring the use of restricted shares. The base amount of the LTI payment would be subject to a multiplier in accordance with the schedule set forth below:

TSR Performance	LTI Award

25th Percentile of Peer Group	50% of LTI Target
Median of Peer Group	100% of LTI Target
75th Percentile of Peer Group	150% of LTI Target

However, in connection with the adoption of a new long-term incentive compensation plan for named executive officers, as discussed below in “2008 Compensation Developments,” the Committee has determined to make no award pursuant to the 2007 long-term incentive program. Had awards been made in accordance with the Committee’s past practice of implementing a floor to the formula at the 25th percentile (corresponding to the cap at the 75th percentile), the actual amounts that would have been earned as LTI and granted to the named executive officers on March 28, 2008 pursuant to the long-term incentive program, in terms of number of shares and options and the fair value thereof are as set forth in the table below:

	Shares		Options
Name	Number	Value(a)	Number	Value(b)

William P. Hankowsky	14,471	$451,500	44,792	$113,000
George J. Alburger, Jr.	6,667	$208,000	20,635	$52,000
Robert E. Fenza	6,166	$192,400	19,087	$48,100
James J. Bowes	5,416	$169,000	16,766	$42,250
Michael T. Hagan	5,333	$166,400	16,508	$41,600

(a)	Value based on the closing price of the common shares on the New York Stock Exchange on March 28, 2008 of $31.20.

(b)	Value based on a per option value of $2.52 arrived at a through a Black-Scholes analysis. See below for a description of the assumptions used in this analysis.

Overall 2007 Compensation

The tables that follow this Compensation Discussion and Analysis set forth the compensation that our named executive officers were paid in 2007. In certain cases, however, decisions regarding compensation for 2007 services performed by our named executive officers were made in March 2008. Furthermore, portions of the amounts shown in the Summary Compensation Table, under the Share Awards and Options Awards columns, relate to compensation paid for years prior to 2007, but appear in the table because under applicable accounting guidelines, the Company reflected an expense for this compensation in its 2007 financial statements. In order to provide additional clarification on all compensation paid in consideration of 2007 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. This table reflects the fact that except for the shares taken by certain named executive officers for in lieu of a cash bonus for 2007, no equity awards were made to our named executive officers for 2007. The amounts reflected in this table include:

•	2007 annual salary;

•	2007 annual bonus award (bonus paid in cash in 2008 in consideration of 2007 performance); and

•	Other compensation paid in 2007.

This table does not include amounts received by the named executive officers as dividends on awards granted for services performed prior to 2007, or as retention awards, that are shown as compensation in the Summary Compensation Table. It also does not include the options that were awarded on March 28, 2008, which are described below under “2008 Compensation Developments — 2008 Awards Under 2008 Plan.”

		Annual	All Other
Name	Salary	Bonus(a)	Compensation(b)	Total

William P. Hankowsky	$525,000	$496,912	$27,274	$1,049,186
George J. Alburger, Jr.	$400,000	$323,000	$1,933	$724,933
Robert E. Fenza	$370,000	$297,480	$1,933	$669,413
James J. Bowes	$325,000	$261,462	$1,933	$588,395
Michael T. Hagan	$320,000	$257,632	$1,933	$579,565

(a)	Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. Messrs. Hankowsky, Alburger and Hagan exercised this option as to 50%, 100% and 100%, respectively, of their entire annual bonuses and were awarded 6,327, 8,749 and 6,978 common shares, respectively.

(b)	Includes (i) amounts paid by the Company to purchase term life insurance policies for the Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $1,433, $1,433, $1,433, $1,433 and $1,433, respectively; (ii) $25,341 in payments made to provide a car service to Mr. Hankowsky from time to time and (iii) $500 paid to each named executive officer as a holiday bonus; this amount is paid to each employee of the Company.

Share-Based Award Grant Practices

In 2007, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices encompass the following principles:

•	Share-based awards are to be approved annually by the Compensation Committee at a meeting set once the data required by the compensation formula is available, which generally occurs in the second half of March.

•	The annual share-based awards will not be made when the Compensation Committee is aware that executive officers or non-employee trustees are in possession of material, non-public information.

•	While share-based awards other than annual awards may be granted, such awards will not be made to executive officers if the Compensation Committee is aware that they are in possession of material, non-public information.

•	The Compensation Committee has established that options are granted only on the date the Compensation Committee meets to approve the grant and with an exercise price equal to the fair market value on the date of grant.

•	Backdating of options is prohibited.

Management Severance Plan

We have a management severance plan for a group of senior officers, including our named executive officers. Various aspects of this plan are described under “Payments upon Termination Events, Including Following a Change of Control.” The management severance plan provides for payments and other benefits to each of the named executive officers if we terminate the executive’s employment without cause or if the executive terminates employment for “good reason” within two years following a change of control. The management severance plan also provides that if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make an additional payment to the named executive officer, which payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the named executive officer will retain the same amount as if no excise tax had been imposed. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and other officers listed on the Summary Compensation Table. Our policy is to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our equity awards have generally been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company. We believe that the compensation paid to our executives in 2007 was deductible.

As noted above, under the management severance plan, we will make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. We included this provision in the management severance plan in order to enhance the motivation of our named executive officers to further increase shareholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the management severance plan, and we do not believe that the provisions of the management severance plan should provide even a potential disincentive to our named executive officers’ pursuit of a change of control that otherwise might be in the best interests of the Trust and its shareholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change-in-control payment, as well as any taxes that accrue as a result of our reimbursement. We believe that this determination is appropriate given our named executive officers’ collective record in seeking to enhance shareholder value.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

In connection with 2007 compensation, Towers Perrin provided data and Mr. Bowes provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to named executive officers but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership of Senior Officers

Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Company, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Company’s officers at the Senior Vice President level and above.

The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer’s base salary) as follows: Chief Executive Officer: 5x; Chief Operating Officer, Chief Financial Officer, Chief Investment Officer and General Counsel: 3x; and Senior Vice Presidents: 1x.

The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements by January 31, 2008 or within five years of becoming subject to these requirements, as applicable. Each of the named executive officers met the prescribed levels as of that date. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (1) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (2) should, within three years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership.

The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

•	Company common shares acquired by a covered officer, including unvested restricted share awards;

•	Units of limited partnership interest in Liberty Property Limited Partnership; and

•	Company common shares owned directly by a covered officer’s spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board otherwise permits.

Share Ownership of Trustees

The Board believes that trustees should be shareholders and have a financial stake in the Company. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Company’s common shares.

Additionally, the trustees are expected to own an amount of Company common shares equal in value to five times the annual retainer paid to trustees. The target date for acquiring such ownership is May 2010.

Perquisites and Other Personal Benefits

In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee share purchase plan and the severance plan for certain senior officers of the Trust described under “Management Severance Plan.”

In addition, in 2007 we reimbursed Mr. Hankowsky for the occasional use of a car service. The Company determined to reimburse Mr. Hankowsky for the car service because it determined that in those instances it was economically more productive for him to be able to continue to work while traveling in the car rather than be occupied by the task of driving.

2008 Compensation Developments

At a meeting held on March 27, 2008, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) approved the Liberty Property Trust 2008 Long-Term Incentive Plan (the “2008 Plan”), with the purpose of enhancing and refining the performance incentives provided to the Named Executive Officers. The 2008 Plan provides for an annual aggregate award (each, an

“Award”) composed of (i) a grant of restricted stock units (approximately two-thirds of the total targeted expected value of the Award) and (ii) an grant of stock options (approximately one-third of the total targeted expected value of the Award). When the Company’s common shares of beneficial interest, $0.001 par value (the “Common Shares”) are issued with respect to the Awards they underlie, they will be issued under the Company’s Amended and Restated Share Incentive Plan, and shall generally be subject to the terms and conditions of that plan.

Awards under the 2008 Plan will have the following general features:

Restricted Stock Units.  A “restricted stock unit” (or “RSU” or “phantom stock”) under the 2008 Plan consists of a legally-binding promise to pay the executive a certain number of the Common Shares at the end of the Award Period (as defined below), to the extent certain annual performance criteria are met or exceeded.

The restricted stock units shall be eligible to be earned over the three-year period beginning on the date of grant (the “Award Period”), and shall be further subdivided into (i) a portion earned ratably over the Award Period on a year-by-year basis (each year constituting a related “Performance Period”), using a specific performance measure (the “First Portion”), and (ii) a portion earned over the full Award Period, using another specific performance measure (the “Second Portion”). Neither portion, however, would be payable until the end of the three-year Award Period. Any dividends that accumulate prior to the end of the Award Period will be paid if and when the related restricted stock units are redeemed and paid.

Under the 2008 Plan, the Committee has the ability to utilize a wide variety of performance measures on which to base each particular year’s grant of restricted stock units, and will act each year to designate the specific performance measures for that year. For the Awards granted under the 2008 Plan for 2008, as discussed more specifically below, these two measures are based, respectively, on the amount of the Company’s “funds from operations” (the “FFO Portion”) for the First Portion of the Award, and its total shareholder return (the “TSR Portion”) as compared to a relevant peer group for the Second Portion of the Award. The Committee has adopted a performance metrics schedule for the 2008 Award, listing the threshold at which actual FFO and TSR will accrue, in relation to the specified target levels. These levels provide for specified awards upon attainment of stipulated percentages of the target level with a maximum payment of 200%, with the Compensation Committee retaining discretion to reduce the award from the prescribed level as it deems fit.

The restricted stock units that comprise the First Portion will be split into three equal pieces, corresponding to each of the three years in the relevant Award Period. Depending on how each year’s performance compares to the budget performance for that year using an annually-determined performance schedule, a portion of the related restricted stock units will be deemed earned for that year, and will be payable to the participant in Common Shares (under the terms of the Company’s Amended and Restated Share Incentive Plan) at the end of the Award Period. The restricted stock units that comprise the Second Portion are eligible to be earned on the basis of total shareholder return for the relevant Award Period, using a pre-determined performance schedule. The Second Portion will be deemed earned and payable to the participant in Common Shares (under the terms of the Company’s Amended and Restated Share Incentive Plan) at the end of the Award Period.

If a recipient of an Award quits or is discharged for cause prior to the end of the Award Period, all restricted stock units will be forfeited, even if they have (in the case of the First Portion that accrues on a year-by-year basis) already been earned. If the recipient of the Award is, instead, terminated without cause, or terminates by reason of death, disability or “Retirement” (as defined in the Company’s Amended and Restated Share Incentive Plan) prior to the end of the Award Period, units would be payable at the end of the Award Period based on actual attainment within each Performance Period, and would not be pro-rated for short service. The 2008 Plan also includes several common restrictive covenants and other provisions, subject to the Committee’s discretion, that would trigger forfeiture of an Award.

Options.  Stock options granted under the 2008 Plan will be vested (and thus exercisable) solely on the basis of time and continued employment, with no regard to any performance criteria, at a rate of 20% of the total option component at the end of the first anniversary of the date of grant, 30% on the second anniversary, and the remainder on the third anniversary. In addition, they will become immediately vested and exercisable in full if the optionee ceases to be employed by, or provide services to, the Company by reason of death, disability, retirement or termination without cause. These terms and conditions are, generally, the terms and conditions that currently govern options granted to named executive officers as part of the Company’s LTI program, and thus do not represent a change in that component of the LTI program.

2008 Awards Under 2008 Plan.  Also on March 27, 2008, the Committee made Awards under the 2008 Plan, which Awards were granted as of the close of business on March 28, 2008. The Awards consisted of the following:

		Number of	Number of
		RSUs in	RSUs in
	Number of	First Portion/FFO	Second Portion/TSR
Name	Options(1)	Portion(2)	Portion(3)

William P. Hankowsky	166,667	13,462	13,462
George J. Alburger, Jr.	76,720	6,197	6,197
Robert E. Fenza	70,966	5,732	5,732
James J. Bowes	62,335	5,035	5,035
Michael T. Hagan	61,376	4,957	4,957

(1)	The options have an exercise price of $31.20, the closing price of the Common Shares on the New York Stock Exchange on March 28, 2008, the date of grant.

(2)	As described above, the RSUs constituting the First Portion are split into three equal pieces, corresponding to each of the three years in the relevant Award Period. One-third of the RSUs may be earned with respect each year in the Award Period, but will be payable to the participant at the end of the Award Period.

(3)	As described above, the RSUs constituting the Second Portion are eligible to be earned on the basis of TSR for the full Award Period. The determination of whether the Second Portion is earned and payable shall be made at the end of the Award Period.

Summary Compensation Table

The following table shows, for the years ended December 31, 2007 and 2006, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to our named executive officers.

						Non-Equity
				Share	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total

William P. Hankowsky	2007	$525,000	$500	$896,223	$105,412	$248,456	$170,570	$1,946,161
President and Chief	2006	$500,000	$500	$848,170	$117,162	$—	$171,675	$1,637,507
Executive Officer
George J. Alburger, Jr.	2007	$400,000	$500	$923,770	$83,232	$—	$92,669	$1,500,171
Executive Vice President	2006	$350,000	$500	$572,928	$56,337	$—	$94,706	$1,074,471
and Chief Financial Officer
Robert E. Fenza	2007	$370,000	$500	$229,714	$45,661	$297,480	$34,346	$977,701
Executive Vice President	2006	$355,000	$500	$320,631	$55,533	$70,610	$40,760	$843,034
and Chief Operating Officer
James J. Bowes	2007	$325,000	$500	$173,154	$38,852	$261,462	$27,442	$826,410
General Counsel	2006	$305,000	$500	$173,142	$45,181	$121,329	$30,929	$676,081
Michael T. Hagan	2007	$320,000	$500	$414,263	$22,609	$—	$21,251	$778,623
Chief Investment Officer	2006	$275,000	$500	$194,851	$21,881	$—	$14,914	$507,146

(1)	This column indicates the dollar amount recognized as compensation expense by the Trust for financial statement reporting purposes during 2007 and 2006 under SFAS 123(R) with respect to restricted shares granted to the named executive officer. Accordingly, it includes amounts from awards made during and prior to the referenced year. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts received by the named executive officers as compensation for the referenced year.

A portion of the amounts shown in this column reflects the elections by Messrs. Hankowsky, Alburger, Fenza and Hagan, consistent with a policy adopted by the Trust’s Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2007 or 2006. By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the “Bonus Value”). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price of the common shares on the New York Stock Exchange on March 28, 2008 ($31.20) for bonuses included in 2007 compensation or March 19, 2007 ($49.74) for bonuses included in 2006 compensation. The dollar amounts of Bonus Value recognized in accordance with SFAS 123(R) during 2007 and 2006 are reflected under the Share Awards column. Pursuant to these elections, Messrs. Hankowsky, Alburger and Hagan were awarded 6,327, 8,749 and 6,978 common shares, respectively, as 2007 compensation and 3,920, 2,029 and 1,858 common shares, respectively, as 2006 compensation, and Mr. Fenza was awarded 1,029 shares as 2006 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards will expire on March 28, 2009 for the awards made as 2007 compensation and expired on March 19, 2008 for the awards made as 2006 compensation.

(2)	This column indicates the dollar amounts recognized as compensation expense by the Trust for financial statement reporting purposes during 2007 and 2006 under SFAS 123(R) with respect to all options to purchase common shares granted to the named executive officer, regardless of the date of grant. Accordingly, it includes amounts from grants made during and prior to the referenced years. These amounts reflect the Company’s accounting expense for these awards in the referenced years and do not correspond to the actual amounts received by the named executive officers as compensation for that year. For information regarding the assumptions made in the valuations of these amounts, see Footnote 10 to the Trust’s financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K for such year.

(3)	This column shows amounts of annual performance non-equity incentive compensation for 2007 and 2006 taken by the named executive officers in cash.

(4)	Consists of amounts paid by the Company to purchase term life insurance policies for the Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $1,433, $1,433, $1,433, $1,433 and $1,433, respectively, for 2007 and $1,500, $1,500, $1,500, $1,500 and $1,436, respectively for 2006. Includes dividends paid on unrestricted shares to Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $59,642, $31,601, $32,913, $26,010 and $19,819, respectively, for 2007 and $74,419, $37,169, $39,260, $29,429 and $13,478, respectively, for 2006. Includes unvested reinvested dividends paid on unvested restricted shares to Messrs. Hankowsky and Alburger as follows: $84,154 and $59,635, respectively, for 2007 and $79,074 and $56,037, respectively, for 2006. Includes $25,341 and $16,682 in payments made during 2007 and 2006, respectively, to provide a car service to Mr. Hankowsky from time to time.

Grants of Plan Based Awards

The following table summarizes plan based awards made to each of the named executive officers for 2007 under the Trust’s compensation plans:

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise	Fair
					Number of	Number of	or Base	Value of
		Estimated Possible Payouts			Shares of	Securities	Price of	Share and
		Under Non-Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Option
Name	Grant Date(1)	Threshold	Target	Maximum	Units(3)	Options(4)	Awards	Awards(5)

William P. Hankowsky	N/A	—	$551,250	$826,875	—	—	—	—
	3/19/2007	—	—	—	8,645	—	—	$430,000
	3/19/2007	—	—	—	—	18,926	$49.74	$107,500
George J. Alburger, Jr.	N/A	—	$340,000	$510,000	—	—	—	—
	3/19/2007	—	—	—	3,659	—	—	$182,000
	3/19/2007	—	—	—	—	8,011	$49.74	$45,500
Robert E. Fenza	N/A	—	$314,500	$471,750	—	—	—	—
	3/19/2007	—	—	—	3,711	—	—	$184,600
	3/19/2007	—	—	—	—	8,125	$49.74	$46,150
James J. Bowes	N/A	—	$276,250	$414,375	—	—	—	—
	3/19/2007	—	—	—	3,189	—	—	$158,600
	3/19/2007	—	—	—	—	6,981	$49.74	$39,650
Michael T. Hagan	N/A	—	$272,000	$408,000	—	—	—	—
	3/19/2007	—	—	—	2,875	—	—	$143,000
	3/19/2007	—	—	—	—	6,294	$49.74	$35,750

(1)	March 19, 2007 represents (a) the date on which our Board set the range of potential annual bonus awards for 2007 performance by Named Executive Officers, and (b) the date on which it made grants of restricted shares that comprised the Long-Term Incentive (“LTI”) payment earned by the named executive officers in 2006. These restricted shares awards were determined in reference to the range of potential LTI payments for 2006 performance established by the Board at its March 19, 2007 meeting. At the March 19, 2007 meeting, the Board also established the range of potential LTI payments for 2007 performance. Ultimately, as discussed in Compensation Discuss and Analysis, no grants of restricted shares were made for 2007 performance.

(2)	This award reflects the range of potential annual bonus available to be earned by the named executive officer for 2007. The actual amounts earned for 2007 pursuant to the annual bonus program are set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” (or, where the Named Executive chose to take all or a portion of his annual bonus in the form of restricted shares, under “Share Awards”), and are also set forth in the table below. Each named executive officer’s annual bonus is a function of salary, with each named executive officer able to earn a specified percentage of his salary (105% for chief executive officer and 85% for chief operating officer, chief financial officer, chief investment officer and chief legal officer). The base amount of the bonus was then subject to a multiplier calculated in accordance with the three-part formula discussed under “Compensation Discussion and Analysis — Annual Bonus Program.”

The dollar amounts of the actual awards under the annual bonus program for 2007 performance, determined by the Compensation Committee at its March 28, 2008 meeting, were as follows:

Name	Dollar Value(a)

William P. Hankowsky	$496,912
George J. Alburger, Jr.	$323,000
Robert E. Fenza	$297,480
James J. Bowes	$261,462
Michael T. Hagan	$257,632

(a)	See footnote (1) to the Summary Compensation Table for a discussion of the election by some of the Named Executive Officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2007.

(3)	This column shows the restricted share component of the LTI payment made on March 19, 2007 related to 2006 performance. The shares will vest ratably over a five-year period.

(4)	This column shows the share option component of the LTI payment made on March 19, 2007 related to 2006 performance. The options will vest 20% on the first anniversary of the date of grant, 50% on the second anniversary and 100% on the third anniversary.

(5)	The value of the restricted share awards was based on the closing price of the common shares on the New York Stock Exchange on March 19, 2007 of $49.74. The value of the share options reflects a per option value of $5.68 arrived at a through a Black-Scholes analysis. The assumptions used in this analysis were as follows:

•	5 year expected life

•	0.183 expected volatility

•	4.47% risk free interest rate

•	5.16% dividend yield

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2007:

							Share Awards
											Equity
											Incentive
										Equity	Plan
	Option Awards									Incentive	Awards:
				Equity						Plan	Market or
				Incentive						Awards:	Payout
				Plan					Market	Number of	Value of
				Awards:					Value of	Unearned	Unearned
				Number of			Number of		Shares or	Shares,	Shares,
				Securities			Shares or		Units of	Units or	Units or
	Number of			Underlying			Units of		Shares	Other	Other
	Securities Underlying			Unexercised	Option	Option	Shares That		That	Rights That	Rights That
	Unexercised Options			Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested		Vested(1)	Vested	Vested(1)

William P. Hankowsky	50,000	—		—	$27.875	1/2/2011	—		—	—	—
	100,362	—		—	$30.10	2/28/2012	—		—	—	—
	34,909	—		—	$31.22	2/28/2013	—		—	—	—
	49,172	—		—	$43.45	3/16/2014	—		—	—	—
	15,275	15,275	(2)	—	$40.35	3/16/2015	—		—	—	—
	2,996	11,986	(3)	—	$48.54	3/16/2016	—		—	—	—
	—	18,926	(4)	—	$49.74	3/19/2017	—		—	—	—
	—	—		—	—	—	68,026	(5)	$1,959,829	—	—
George J. Alburger, Jr.	96,000	—		—	$21.875	2/26/2009	—		—
	128,040	—		—	$22.6875	2/29/2010	—		—	—	—
	51,674	—		—	$26.77	3/16/2011	—		—	—	—
	100,362	—		—	$30.10	2/28/2012	—		—	—	—
	25,649	—		—	$31.22	2/28/2013	—		—	—	—
	22,083	—		—	$43.45	3/16/2014	—		—	—	—
	6,295	6,295	(2)	—	$40.35	3/16/2015	—		—	—	—
	1,254	5,015	(3)	—	$48.54	3/16/2016				—	—
	—	8,011	(4)	—	$49.74	3/19/2017	—		—	—	—
	—	—		—	—	—	40,194	(6)	$1,157,989	—	—

							Share Awards
											Equity
											Incentive
										Equity	Plan
	Option Awards									Incentive	Awards:
				Equity						Plan	Market or
				Incentive						Awards:	Payout
				Plan					Market	Number of	Value of
				Awards:					Value of	Unearned	Unearned
				Number of			Number of		Shares or	Shares,	Shares,
				Securities			Shares or		Units of	Units or	Units or
	Number of			Underlying			Units of		Shares	Other	Other
	Securities Underlying			Unexercised	Option	Option	Shares That		That	Rights That	Rights That
	Unexercised Options			Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested		Vested(1)	Vested	Vested(1)

Robert E. Fenza	107,649	—		—	$30.10	2/28/2012	—		—	—	—
	27,768	—		—	$31.22	2/28/2013	—		—	—	—
	23,603	—		—	$43.45	3/16/2014	—		—	—	—
	6,449	6,450	(2)	—	$40.35	3/16/2015	—		—	—	—
	1,285	5,138	(3)	—	$48.54	3/16/2016	—		—	—	—
	—	8,125	(4)	—	$49.74	3/19/2017	—		—	—	—
	—	—		—	—	—	14,867	(7)	$428,318	—	—
James J. Bowes	2,000	—		—	$21.875	2/26/2009	—		—	—	—
	90,695	—		—	$22.6875	2/29/2010	—		—	—	—
	19,085	—		—	$26.77	3/16/2011	—		—	—	—
	83,333	—		—	$30.10	2/28/2012	—		—	—	—
	16,119	—		—	$31.22	2/28/2013	—		—	—	—
	19,371	—		—	$43.45	3/16/2014	—		—	—	—
	5,522	5,522	(2)	—	$40.35	3/16/2015	—		—	—	—
	1,100	4,399	(3)	—	$48.54	3/16/2016	—		—	—	—
	—	6,981	(4)	—	$49.74	3/19/2017	—		—	—	—
	—	—		—	—	—	11,082	(8)	$319,272	—	—
Michael T. Hagan	8,940	—		—	$43.45	3/16/2014	—		—	—	—
	2,535	2,536	(2)	—	$40.35	3/16/2015	—		—	—	—
	783	3,134	(3)	—	$48.54	3/16/2016	—		—	—	—
	—	6,294	(4)	—	$49.74	3/19/2017	—		—	—	—
	—	—		—	—	—	10,639	(9)	$306,510	—	—

(1)	Value is calculated by multiplying the number of shares subject to vesting by $28.81, the closing price of the common shares on the New York Stock Exchange on December 31, 2007.

(2)	Represents options granted on March 16, 2005 with respect to the fiscal year ended December 31, 2004. Such options became exercisable up to 20% after the first year and 50% after two years, and will become exercisable 100% after three years.

(3)	Represents options granted on March 16, 2006 with respect to the fiscal year ended December 31, 2005. Such options became exercisable up to 20% after the first year, and will become exercisable 50% after two years and 100% after three years.

(4)	Represents options granted on March 19, 2007 with respect to the fiscal year ended December 31, 2006. Such options will become exercisable up to 20% after the first year, 50% after two years and 100% after three years.

(5)	These shares will vest as follows:

•	3,139 shares on February 28, 2008 (a 20% portion of the annual grant of 15,695 shares made on February 28, 2003);

•	6,234 shares on March 16, 2008 and 6,235 on March 16, 2009 (consisting of 20% portions of annual grants of 13,671, 11,145 and 6,358 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	3,500 shares on March 16, 2010 (consisting of 20% portions of annual grants of 11,145 and 6,358 shares made, respectively, on March 16, 2005 and 2006);

•	1,274 shares on March 16, 2011 (a 20% portion of the annual grant of 6,358 shares made on March 16, 2006);

•	1,729 shares on each of March 19, 2008, 2009, 2010, 2011 and 2012 (consisting of 20% portions of annual grant of 8,645 shares made on March 19, 2007); and

•	3,920 shares on March 19, 2008 (shares granted on March 19, 2007 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

The remaining 35,079 shares will vest on March 17, 2013 (Mr. Hankowsky’s sixty-second (62nd) birthday). These shares consist of 30,000 shares granted to Mr. Hankowsky on March 7, 2005 under the Share Incentive Plan, as well as dividends of an aggregate of 5,079 shares paid in connection with the Trust’s quarterly dividends to shareholders since the date of grant. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Hankowsky. The restrictions on these shares will lapse as to all such shares on Mr. Hankowsky’s sixty-second (62nd) birthday, provided that Mr. Hankowsky continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Hankowsky’s death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

(6)	These shares will vest as follows:

•	2,307 shares on February 28, 2008 (a 20% portion of the annual grant of 11,531 shares made on February 28, 2003);

•	2,678 shares on March 16, 2008 and 2,677 shares on March 16, 2009 (consisting of 20% portions of annual grants of 6,139, 4,593 and 2,661 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,453 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,593 and 2,661 shares made, respectively, on March 16, 2005 and 2006);

•	533 shares on March 16, 2011 (a 20% portion of the annual grant of 2,661 shares made on March 16, 2006);

•	731 shares on each of March 19, 2008, 2009, 2010 and 2011 and 735 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,659 shares made on March 19, 2007); and

•	2,029 shares on March 19, 2008 (shares granted on March 19, 2007 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

The remaining 24,858 shares will vest on April 27, 2009 (Mr. Alburger’s sixty-second (62nd) birthday). These shares consist of 20,000 shares granted to Mr. Alburger on March 7, 2005 under the Share Incentive Plan, as well as dividends of an aggregate of 4,858 shares paid in connection with the Trust’s quarterly dividends to shareholders since the date of grant. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Alburger. The restrictions on these shares will lapse as to all such shares on Mr. Alburger’s sixty-second (62nd) birthday, provided that Mr. Alburger continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Alburger’s death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

(7)	These shares will vest as follows:

•	2,496 shares on February 28, 2008 (a 20% portion of the annual grant of 12,484 shares made on February 28, 2003);

•	2,798 shares on March 16, 2008 and 2,800 shares on March 16, 2009 (consisting of 20% portions of annual grants of 6,562, 4,706 and 2,726 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,487 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,706 and 2,726 shares made, respectively, on March 16, 2005 and 2006);

•	546 shares on March 16, 2011 (a 20% portion of the annual grant of 2,726 shares made on March 16, 2006);

•	742 shares on each of March 19, 2008, 2009, 2010 and 2011 and 743 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,711 shares made on March 19, 2007); and

•	1,029 shares on March 19, 2008 (shares granted on March 19, 2007 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

(8)	These shares will vest as follows:

•	1,451 shares on February 28, 2008 (a 20% portion of the annual grant of 7,247 shares made on February 28, 2003);

•	2,348 shares on March 16, 2008 and 2,349 shares on March 16, 2009 (consisting of 20% portions of annual grants of 5,386, 4,029 and 2,334 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	1,275 shares on March 16, 2010 (consisting of 20% portions of annual grants of 4,029 and 2,334 shares made, respectively, on March 16, 2005 and 2006);

•	470 shares on March 16, 2011 (a 20% portion of the annual grant of 2,334 shares made on March 16, 2006); and

•	637 shares on each of March 19, 2008, 2009, 2010 and 2011 and 641 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,189 shares made on March 19, 2007).

(9)	These shares will vest as follows:

•	461 shares on February 28, 2008 (a 20% portion of the annual grant of 2,289 shares made on February 28, 2003);

•	1,199 shares on March 16, 2008 and 1,200 shares on March 16, 2009 (consisting of 20% portions of annual grants of 2,486, 1,850 and 1,662 shares made, respectively, on March 16, 2004, 2005 and 2006);

•	702 shares on March 16, 2010 (consisting of 20% portions of annual grants of 1,850 and 1,662 shares made, respectively, on March 16, 2005 and 2006);

•	334 shares on March 16, 2011 (a 20% portion of the annual grant of 1,662 shares made on March 16, 2006);

•	977 shares on each of March 19, 2008, 2009, 2010, 2011 and 2012 (consisting of 20% portions of annual grant of 2,875 shares made on March 19, 2007 and a special grant of 2,010 shares, also made on March 19, 2007, in recognition of the accomplishment of the Company’s acquisition and disposition goals); and

•	1,858 shares on March 19, 2008 (shares granted on March 19, 2007 pursuant to the Trust’s bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

Option Exercises and Shares Vested

During 2007, the number of shares acquired and value realized on the exercise of option awards and the number of shares acquired and the value realized on vesting of share awards for each of the named executive officers were as follows:

	Option Awards		Share Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting	on Vesting

William P. Hankowsky	—	—	16,312	$816,160
George J. Alburger, Jr.	42,806	$1,038,045	9,607	$482,276
Robert E. Fenza	110,451	$2,437,370	6,612	$334,220
James J. Bowes	37,500	$1,077,562	4,819	$243,076
Michael T. Hagan	—	—	3,778	$188,110

Equity Compensation Plan Information

The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2007.

Number of
Securities Remaining
Available for
Future Issuance
	Number of		Under Equity
	Securities to		Compensation Plans
	be Issued	Weighted-Average Exercise	(Excluding Securities
	Upon Exercise	Price of	Reflected in
	of Outstanding	Outstanding Options,	Column 1
	Options, Warrants	Warrants and	of this
Plan Category	and Rights(1)	Rights	table)(1)

Equity Compensation Plans Approved by Security Holders	2,416,236	$33.67	2,738,176
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,416,236	$33.67	2,738,176

(1)	Does not reflect restricted shares and options awarded in 2008 with respect to the fiscal year ended December 31, 2007. Taking into account restricted shares and options subject to awards under the 2008 Plan made on March 28, 2008 the numbers listed above would be as follows: 3,074,213 (number of shares to be issued); $33.14 (weighted-average price); and 1,929,440 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

The Trust has a management severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan. The tables below reflect the amounts that would be payable to the named executive officers upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment, in each of the following cases: termination by the Trust not for Cause (as defined in the management severance plan and described below), retirement, in the event of death or disability and following a Change of Control (as defined in the management severance plan and described below). The amounts indicated are based on the assumption that the termination occurred as of December 31, 2007, on which date the closing price of the common shares on the New York Stock Exchange was $28.81. Actual amounts payable would vary based on the date of the named executive officer’s termination and can only be finally determined at that time.

In general, the management severance plan applies similarly to each of the named executive officers as follows: In the event of (i) the termination of the named executive officer other than “for cause” or (ii) the named executive officer’s voluntary termination of his employment for “good reason,” in either case within two years following a “change of control,” the named executive officer would receive the following: (a) an amount equal to 2.99 times the sum of his current annual base salary plus the largest annual performance bonus paid to him over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the named executive officer would become entitled to receive a tax reimbursement payment that would put him in the same financial position after the application of the excise tax as he would have been in if the excise tax did not apply to such amounts.

Payments Made Upon Termination by Trust Not for Cause

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	unused vacation pay

Payments Made Upon Retirement

Under the terms of the agreements pursuant to which the named executive officers have been granted their options and restricted shares, the vesting of unvested options or restricted shares at the retirement of the named executive officer is generally based upon a sliding scale taking into account the named executive officer’s age and length of service to the Trust. The following table illustrates this scale:

	Minimum Years
Age	of Service to Trust	Amount to Vest

55-56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer’s retirement shall vest as of the date of retirement
57-58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer’s retirement shall vest as of the date of retirement
59-60	6	Options that would have vested in accordance with their terms during the 24 month period after the named executive officer’s retirement shall vest as of the date of retirement; restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer’s retirement shall vest as of the date of retirement
61-62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer’s retirement shall vest as of the date of retirement
63-64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer’s retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

As of December 31, 2007, the named executive officers were the following ages and had the following years of service to the Trust:

		Years
Name	Age	of Service

William P. Hankowsky	56	7
George J. Alburger, Jr.	60	12+
Robert E. Fenza	50	23+
James J. Bowes	54	11+
Michael T. Hagan	50	18+

The options that so become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination by Trust Not for Cause” above, all unvested options or restricted shares owned by the named executive officers will vest immediately. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer’s employment with the Trust due to his death or disability.

Payments Made Upon a Termination Following a Change of Control

The Trust has a Management Severance Plan to which each of the named executive officers is a party. Pursuant to these agreements, if an executive’s employment is terminated within two years following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination by Trust Not for Cause”:

•	the named executive officer will receive:

•	a lump sum severance payment of 2.99 times the sum of the executive’s current annual base salary plus the largest annual performance bonus paid to him over the previous five years;

•	a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, assuming achievement of the target level of the performance goals;

•	a lump sum amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs;

•	an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments; and

•	continuation of employee group benefits coverage for a period of three years after the date of termination.

•	all options and restricted shares held by the executive, as well as contributions previously made by the Trust to the individual’s account under the 401(k) plan, will automatically vest

The Management Severance Plan to which the named executive officers are parties has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Under the Management Severance Plan, a change of control is deemed to occur on:

• the date of on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

• the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust’s assets are consummated, other than a transaction in which holders of the Trust’s shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity’s voting securities just after the transaction (without regard to such holder’s ownership of the acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

• the first date on which (1) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust’s shares just prior to the transaction will have at least 50% of the voting power of the surviving entity’s voting securities just after the transaction (without regard to such holder’s ownership of the acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (2) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

• the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

• the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$666,696	—	$666,696	$3,104,305
Value of Accelerated Share-Based Awards	—	—	1,959,829	1,959,829
Excise Tax Gross-Up	—	—	—	1,522,141

Total	$666,696	—	$2,626,525	$6,586,275

George J. Alburger, Jr.

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$635,458	—	$635,458	$2,120,858
Value of Accelerated Share-Based Awards	—	$1,100,427	1,157,989	1,157,989
Excise Tax Gross-Up	—	—	—	—

Total	$635,458	$1,100,427	$1,793,447	$3,278,847

Robert E. Fenza

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$676,226	—	$676,226	$2,134,253
Value of Accelerated Share-Based Awards	—	—	428,318	428,318
Excise Tax Gross-Up	—	—	—	—

Total	$676,226	—	$1,104,544	$2,562,571

James J. Bowes

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$433,007	—	$433,007	$1,802,309
Value of Accelerated Share-Based Awards	—	—	319,272	319,272
Excise Tax Gross-Up	—	—	—	—

Total	$433,007	—	$752,279	$2,121,581

Michael T. Hagan

	Termination			Termination Within
	by Trust Not		Death or	Two Years Following
	For Cause	Retirement	Disability	a Change of Control

Cash Severance	$523,167	—	$523,167	$1,775,908
Value of Accelerated Share-Based Awards	—	—	306,510	306,510
Excise Tax Gross-Up	—	—	—	—

Total	$523,167	—	$829,677	$2,082,418

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Trust’s executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that during 2007, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

TRUSTEE COMPENSATION

The following table shows the compensation paid to the members of the Trust’s Board of Trustees for the year ended December 31, 2007.

	Fees
	Earned
	or Paid	Share	Option	All Other
Name	in Cash	Awards(1)(2)	Awards(1)(2)	Compensation	Total

Frederick F. Buchholz	$48,000	$34,500	$22,365	—	$104,865
Thomas C. DeLoach, Jr.	$56,500	$34,500	$22,365	—	$113,365
Daniel P. Garton	$34,500	$34,500	$22,365	—	$91,365
J. Anthony Hayden	$42,000	$34,500	$22,365	—	$98,865
M. Leanne Lachman	$52,500	$34,500	$22,365	—	$109,365
David L. Lingerfelt	$32,000	$34,500	$22,365	—	$88,865
Jose A. Mejia	$43,500	$34,500	$17,428	—	$95,428
John A. Miller	$47,000	$34,500	$22,365	—	$103,865
Stephen B. Siegel	$39,000	$34,500	$22,365	—	$95,865

(1)	The aggregate numbers of shares and shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2007 are as follows: Mr. Buchholz (28,494 shares; options to purchase 40,000 shares); Mr. DeLoach (37,803 shares; options to purchase 17,500 shares); Mr. Garton (3,402 shares; options to purchase 30,000 shares); Mr. Hayden (77,768 shares; options to purchase 50,000 shares); Ms. Lachman (36,506 shares; options to purchase 35,000 shares); Mr. Lingerfelt (8,850 shares; options to purchase 50,000 shares); Mr. Mejia (1,405 shares; options to purchase 15,000 shares); Mr. Miller (19,948 shares; options to purchase 50,000 shares); and Mr. Siegel (31,813 shares; options to purchase 16,500 shares).

(2)	The grant date fair values of the shares awards and option awards made to each of the non-employee trustees in 2007 were $49.74 and $5.33, respectively.

The 2008 compensation policy for trustees who are not also officers and full-time employees of the Trust is the same as the policy that was in place in 2007. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares having a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited the Trust’s financial statements since the Trust’s inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP during 2007 and 2006

Ernst & Young LLP was the Trust’s independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006. Certain prior year fee amounts have been adjusted to reflect billing adjustments made subsequent to issuance of the proxy statement for our 2007 annual meeting of shareholders.

Audit Fees.  Fees for audit services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2007 and 2006 were $999,761 and $810,900, respectively. These services included (i) the audit of the Trust’s annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, and (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements.

Audit-Related Fees.  Fees for audit-related services that were reasonably related to the performance of the 2007 and 2006 audits or reviews of the Trust’s financial statements and are not reported under the preceding paragraph totaled $1,500 and $1,500, respectively. These fees were for accounting research software.

Tax Fees.  Fees billed to the Trust by Ernst & Young LLP during 2007 and 2006 for professional services rendered for tax compliance, tax advice and tax planning totaled $114,546 and $35,412, respectively.

All Other Fees.  There were no other fees billed to the Trust by Ernst & Young LLP during 2007 or 2006.

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (a) general pre-approval of certain specified services and (b) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate to one or more of its members’ pre-approval authority with respect to permitted services.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

Shareholder ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm is not required by the Trust’s Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

The Audit Committee has considered whether Ernst & Young LLP’s provision of services other than professional services rendered for the audit and review of the Trust’s annual financial statements is compatible with maintaining Ernst & Young LLP’s independence, and has determined that it is so compatible.

Recommendation and Required Vote

The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Ratification requires the affirmative vote of the holders of a majority of the common shares represented at the Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Alan Lingerfelt, the brother of David L. Lingerfelt, one of our trustees, was employed as a Senior Vice President of the Trust in our Richmond, Virginia office through his departure on June 30, 2007. During 2007, he was paid compensation of approximately $301,000 for such services. All share options and restricted shares included in his compensation for 2007 were forfeited when his employment terminated.

POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

Our Codes of Conduct for Trustees and for Executive Officers mandate that officers and trustees bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Following any disclosure, our General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or trustee in question. After this review, the Chairman of the Audit Committee and the General Counsel determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. In considering any such transaction, the Audit Committee or the Board of Trustees, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Trust to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management’s assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the auditing standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Statement on Auditing Standard No. 61, as modified by Statement on Auditing Standard No. 90 (Communication with Audit Committees). The Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as modified and supplemented, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1. In addition, the Committee has considered the effect of the independent registered public accounting firm’s provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm’s maintenance of independence.

The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During 2007, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K). Ernst & Young LLP’s reports related to its audits of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas C. DeLoach, Jr. (Chair)
Daniel P. Garton
M. Leanne Lachman
John A. Miller

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

The Corporate Governance and Nominating Committee has developed and the Board has adopted the Governance Guidelines, which are posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee
Frederick F. Buchholz (Chair)
J. Anthony Hayden
Jose A. Mejia
John A. Miller

The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee
M. Leanne Lachman (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
Jose A. Mejia

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee, all of whom were members of the Compensation Committee throughout 2007, are Mr. Buchholz, Mr. DeLoach, Ms. Lachman and Mr. Mejia. None of the members of the Compensation Committee were officers or employees of the Company or its subsidiary during 2007, were formerly officers of the Company or its subsidiary, or had any relationship with the Company since the beginning of 2007 which requires disclosure under applicable Securities and Exchange Commission regulations.

CORPORATE GOVERNANCE

Independence of Trustees

The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee’s immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Messrs. Hankowsky and Lingerfelt, meets these standards, and is independent.

In connection with the Board’s annual affirmative determination as to the independence of the members of the Board, the Board considered certain transactions including: the purchase of airline tickets from American Airlines, Mr. Garton’s employer; the payment of real estate brokerage fees to CB Richard Ellis, Mr. Siegel’s employer; and the payment of real estate brokerage fees to Beacon Commercial Real Estate, Mr. Hayden’s former employer.

As to the individuals, it was determined that they did not fail any of the tests set forth in Rule 303A.02(b) and that none of the aforementioned transactions represented a material relationship.

Code of Conduct

The Trust has a code of conduct for its chief executive officer and senior financial officers, including the Trust’s principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com.

In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2007 Annual Meeting of Shareholders was attended by all of the trustees except for Ms. Lachmann.

Communications with Shareholders

The Trust provides the opportunity for the shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to corporatesecretary@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson, Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Independent Trustees, each c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

All communications received in accordance with this process will be reviewed by the Trust’s management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Trust or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee’s qualifications and be accompanied by the nominee’s written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust’s By-laws.

Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See “Committees of the Board of Trustees — Corporate Governance and Nominating Committee.”

Meetings of Non-Management and Independent Trustees

The Board has instituted regularly scheduled executive sessions of the Board of Trustees, whereby non-management trustees meet at least twice each year, and the independent trustees at least once each year, in executive sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will rotate presiding over these sessions.

PROPOSALS OF SECURITY HOLDERS

All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2009 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 19, 2008 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2009 Annual Meeting of Shareholders.

A shareholder of the Trust may wish to have a proposal presented at the 2009 Annual Meeting of Shareholders, but not to have such proposal included in the Trust’s proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust’s By-laws, notice of any such proposal must be received by the Trust between February 16, 2009 and March 18, 2009. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust may engage a proxy solicitor to distribute the Trust’s shareholder materials and solicit proxies. The Trust may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $7,500. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust’s Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Annex A
PROXY
LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     The undersigned shareholder of LIBERTY PROPERTY TRUST (the “Trust”) hereby appoints William P. Hankowsky and Robert E. Fenza, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 15, 2008, at 11:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.
     The Board of Trustees recommends a vote FOR each of the nominees of the Board of Trustees in the election of trustees and FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/X/ Please mark votes as in this example.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of the nominees of the Board of Trustees in the election of trustees and “FOR” ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 15, 2008
     This proxy statement and our 2007 annual report to shareholders are available at www.libertyproperty.com in the “Investor Relations” section.

A - 1

1.	Election of four Class II trustees to hold office until 2011.

Nominees:	(01) Frederick F. Buchholz, (02) Thomas C. DeLoach, Jr., (03) Daniel P. Garton and (04) Stephen B. Siegel

	FOR	WITHHELD
	☐	☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.	Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE
FOR ADDRESS ☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.
     Signature:                                         Date:                     Signature:                                          Date:

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Driving Directions to Desmond Hotel, Site of the Annual Meeting:
From Philadelphia: Take the Schuylkill Expressway (I-76) West. Follow I-76 to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.
From Philadelphia Airport: Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.
From Wilmington and Points South (Delaware and Maryland): Take I-95 North to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at next light onto 29 North. Turn right at second light onto Liberty Blvd. The Hotel will be on the left.
From New York and Points North: Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike Extension. Follow the Turnpike West to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.
From Harrisburg and Points West: Take the PA Turnpike East to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.

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